Index of Financial Statements and Exhibits to be Filed in EDGAR
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        Exhibit
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        1-1    Consolidated Balance Sheet and Income Statement of FirstEnergy
               Ventures Corp.

        1-2 Consolidated Balance Sheet and Income Statement of FirstEnergy Facilities Services Group, LLC.

        A      Certificate of FirstEnergy Corp.